UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 8, 2020

Mohawk Group Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38937	83-1739858
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Mohawk Group Holdings, Inc.
37 East 18th Street, 7th Floor

New York, NY 10003

(Address of Principal Executive Offices)(Zip Code)

(347) 676-1681
(Registrant’s telephone number, including area code)

N/A

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	MWK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

On May 11, 2020, Mohawk Group Holdings, Inc. (the “Company”) issued a press release announcing its financial results for the quarter ended March 31, 2020. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 2.02, including the press release attached hereto as Exhibit 99.1, is intended to be furnished under Item 2.02 and Item 9.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective May 8, 2020, the Company terminated Peter Datos, the Company’s Chief Operating Officer, from all positions within the Company.

On March 12, 2020, the Company appointed Pramod K C, age 43, as the Company’s Chief Operating Officer, effective June 1, 2020. Upon commencement of his appointment, Mr. K C will assume the duties of the Company’s principal operating officer until such time as his successor is appointed, or until his earlier resignation or removal. There are no reportable family relationships or related party transactions (as defined in Item 404(a) of Regulation S-K) involving the Company and Mr. K C.

Prior to joining the Company, Mr. K C was head of Asia Operations for G-Lab GmbH, a Swiss consumer electronics company, from April 2014 to May 2020. Mr. K C previously held various General Manager positions at PassageMaker Solutions, a supply chain management company in Asia, from July 2007 to March 2014 and was involved in development, procurement, production management, quality control and export logistics within the supply chain for a variety of clients, including Hewlett-Packard, DELL, Harley Davidson and Home Depot. Mr. K C started his career as a product development engineer, performing embedded software programming for consumer electronics products. He then began handling and managing integrated supply chains and operations for companies operating in the Asia-Pacific region. He holds a Bachelor in Engineering with a focus in Applied Electronics Technology from Shanghai University.

On March 12, 2020, the Company entered into an offer letter and an assignment agreement with Mr. K C (together, the “Offer Letter”). Pursuant to the Offer Letter, Mr. K C’s annualized salary is $307,000. In addition, the Company shall also provide Mr. K C with an annual housing stipend of $35,000 and health insurance stipend of $12,451. Mr. K C is also eligible for an annual 20% performance bonus, subject to approval by the Compensation Committee of the Board of Directors of the Company. Mr. K C’s employment will be on an “at will” basis. Additionally, the Company will grant Mr. K C a restricted stock award for 75,000 shares of restricted common stock of the Company (the “Award”). One-third of the number of shares subject to the restricted stock award shall vest one year from the date of grant and 1/24th of the number of shares subject to the restricted stock award shall vest each one month period thereafter, subject to Mr. K C’s continuous service through such date

The foregoing description of the Offer Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Offer Letter, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On May 11, 2020, the Company issued a press release announcing the appointment of Mr. K C as the Company’s Chief Operating Officer. A copy of the press release is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Number	Description
10.1+	Offer Letter, dated March 12, 2020, by and between Mohawk Group, Inc. and Pramod K C.
99.1	Press Release issued by Mohawk Group Holdings, Inc., dated May 11, 2020

+

Non-material schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOHAWK GROUP HOLDINGS, INC.

Date: May 11, 2020	By:	/s/ Yaniv Sarig
Yaniv Sarig
President and Chief Executive Officer